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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of TeleSpectrum Worldwide Inc. on Form S-4 of our report on the consolidated financial statements of International Data Response Corporation dated February 26, 1999, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

San Diego, California
June 8, 1999